Exhibit  3.1


                              ARTICLES  OF  AMENDMENT
                                     TO  THE
                              AMENDED  AND  RESTATED
                            ARTICLES  OF  INCORPORATION
                                       OF
                                   NEWAVE,  INC
                                   ------------

NeWave, Inc., a corporation organized and existing under Utah's Business Corporation Act (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendment of the Amended and Restated Articles of Incorporation was approved by the shareholders of the corporation in the manner required by the Amended and Restated Articles of Incorporation:

(1) RESOLVED, that Article First of the Amended and Restated Articles of Incorporation of NeWave, Inc. is hereby amended to read as follows:
"FIRST:  The  name  of  the  corporation  is  CommercePlanet,  Inc."

TWO: The amendment to this Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 16-10a-1006 of the Utah Code.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 18th day of May 2006.

                                  NEWAVE, INC.

By:

/s/Michael  Hill
----------------------------
Michael  Hill
Chief  Executive  Officer